Exhibit 1.2

REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

JUPITER GOLD CORPORATION
Reg. No. 85319

is duly incorporated and has filed articles of incorporation under the provisions of the Marshall Islands Business Corporations Act on

July 27, 2016

REGISTRAR OF CORPORATIONS

SEAL

REPUBLIC OF THE MARSHALL ISLANDS

WITNESS my hand and the official seal of the
Deputy Registrar

Exhibit 1.2 -- Page 1

APOSTILLE
(Hague Convention of 5 October 1961/ Convention de la Haye du October 1961)

I . Country: The Republic of the Marshall Islands

This Public Document

2. has been signed by: Tanya L. Lawson

3. acting in the capacity of: Deputy Registrar, Republic of the Marshall Islands

4. bears the seal/stamp of: Registrar of Corporations, Republic of the Marshall Islands

Certified

5. at: Reston, Virginia 6. on: July 28, 2016

7. by: Special Agent of the Republic of the Marshall Islands

8. Number: R-10470- 07/16

9. Seal /stamp:

SPECIAL AGENT OF THE MARSHALL ISLANDS
[SEAL]

10: Signature:

Exhibit 1.2 -- Page 2